UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 23, 2009, at its regularly scheduled quarterly meeting, our Board of Directors elected William D. Rueckert as a member of the Board. Mr. Rueckert will hold office until the Company’s 2010 Annual Meeting of Stockholders or until his successor is elected and qualified. Mr. Rueckert also was appointed to the Audit Committee and the Nominating and Corporate Governance Committee.

Pursuant to our standard policy for director compensation, Mr. Rueckert was awarded an option grant representing 35,000 common shares under the Company’s 2004 Stock Plan, representing 30,000 shares for his election to the Board and 2,500 shares for each Board committee to which he was elected. The option has an exercise price of $5.25, which was the closing price of the Company’s common shares on July 23, 2009, the date of the grant. The option grant has a term of 10 years and vests in quarterly installments on the first, second, third and fourth anniversaries of the vesting commencement date.

There are no arrangements or understandings between Mr. Rueckert and any other person pursuant to which Mr. Rueckert was appointed as director and, other than for his option grant, there are no related party transactions between Mr. Rueckert and our company.

Mr. Rueckert is the Managing Member of Oyster Management Group LLC an investment fund specializing in community banks and a director of Novogen, Ltd. a publicly listed, Australian drug development company. Prior to his current positions, from 1991 to 2006 he was President and director of Rosow & Company, a private investment firm based in Connecticut. From 1988 until 1990, he held positions as Treasurer of Moore & Munger, Inc., a company with interests in the petroleum and resort development industries. Prior to that, he was President of United States Oil Company, a publicly traded oil exploration business. Before becoming a director of Novogen, Ltd, he served as a member of the Board of Directors of Marshall Edwards, Inc., a subsidiary of Novogen Limited from 2006 until 2009. From 2006 until 2008 Mr. Rueckert was a Director of Emergency Filtration Products, Inc., a public manufacturer and marketer of respiratory filtration devices. Among his many civic associations, Mr. Rueckert is director and president of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City and Chairman of the Board of the Trustees of Teachers College, Columbia University. Mr. Rueckert has a Bachelor of Arts degree from the University of New Hampshire.

A press release dated July 28, 2009 announcing Mr. Ruckert’s appointment is attached as Exhibit 99.1

The Nominating and Corporate Governance Committee of the Board conducts searches for director candidates. Although the Committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence. After reviewing several director candidates, the Committee recommended Mr. Rueckert for appointment to the Board.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: July 28, 2009	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer

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